Exhibit 10.1

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE ("Amendment") is dated November 18, 2021, by and between Capital Partners Industrial Fund I, LLLP, a Minnesota limited liability limited partnership ("Landlord"), and Nuwellis, Inc., a Delaware corporation ("Tenant").

A         Landlord, as successor in interest to Silver Prairie Crossroads, LLC, and Tenant are the current parties to that certain Lease Agreement dated October 21, 2011 ("Original Lease"), as amended by that certain First Amendment to Lease Agreement dated August 16, 2013 ("First Amendment"), as further amended by that certain Second Amendment to Lease dated April 20, 2015 ("Second Amendment"), and as further amended by that certain Third Amendment to Lease dated August 3, 2018 ("Third Amendment") (the Original Lease, First Amendment, Second Amendment, and Third Amendment are hereinafter collectively referred to as the "Lease"), for the lease by Tenant of that certain space located at 12988 Valley View Road, Eden Prairie, MN 55344, consisting of approximately 23,211 rentable square feet, as more particularly described in the Lease ("Premises").

B.         Effective April 27, 2021, Tenant changed its name from CHF Solutions, Inc. to Nuwellis, Inc.

C.       Landlord and Tenant desire to amend the Lease to extend the term of the Lease, and to make certain other specific modifications to the Lease, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.        Capitalized Terms. All capitalized terms in this Amendment have the same meaning defined in the Lease, except where expressly defined to the contrary in this Amendment.

2.       Confirmation. Tenant acknowledges and agrees that: (a) Tenant is in sole possession of the Premises demised under the Lease; (b) all work, improvements and furnishings required by Landlord under the Lease have been completed and accepted by Tenant; (c) Tenant has no offset, claim, recoupment, or defense against the payment of rent or other sums and the performance of all obligations of Tenant under the Lease; (d) the Lease is binding on Tenant and is in full force and effect, and Tenant has no defenses to the enforcement of the Lease; (e) Tenant has not assigned the Lease, or sublet the Premises; and (f) Tenant is not in default of the Lease and Tenant acknowledges that, to its knowledge, Landlord is not in default of the Lease.

3.       Term. The Term of the Lease is extended for an additional sixty (60) consecutive months commencing April 1, 2022, such that it will expire on March 31, 2027 ("Extension Term").

4.       Rent. The monthly Base Rent from and after April 1, 2022 is as follows:

Time Period			Rate Q>SF)	Monthly Base Rent
4/1/2022	-	3/31/2023	$10.50	$20,309.63
4/1/2023	-	3/31/2024	$10.82	$20,928.59
4/1/2024	-	3/31/2025	$11.14	$21,547.55
4/1/2025	-	3/31/2026	$11.47	$22,185.85
4/1/2026	-	3/31/2027	$11.81	$22,843.49

5.       Abated Rent. Tenant shall have no obligation to pay monthly Base Rent for the months of November 2021, December 2021, January 2022, and a portion of February 2022 ("Abated Rent Period"), reflecting the abatement of Eighteen Thousand Three Hundred Seventy-Five and 38/100 Dollars ($18,375.38) of monthly Base Rent for November 2021, December 2021, and January 2022, and $6,973.86 for February 2022, for a total of Sixty-Two Thousand One Hundred and Noll 00 Dollars ($62,100.00) ("Abated Rent"). The Abated Rent granted under this Section is solely for the benefit of Nuwellis, Inc., and shall not be transferable to any assignee or subtenant. Notwithstanding the foregoing, during the Abated Rent Period, Tenant will pay all other amounts due under the Lease, including Tenant's Proportionate Share of Operating Expenses and Taxes.

6.        Condition of Premises. Tenant accepts the Premises in its as-is condition as of the commencement of the Extension Term, and Landlord will have no obligation to make or pay for any alterations, additions, improvements, or renovations in or to the Premises to prepare it for Tenant's occupancy during the Extension Term.

7.        Real Estate Brokers. Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant each represents and warrants to the other party that it has not authorized or employed, or acted by implication to authorize or employ, any real estate broker or salesperson to act for it in connection with this Amendment, except for Capital Partners Management, LLC, on behalf of Landlord, and Cushman & Wakefield, on behalf of Tenant, Landlord and Tenant each indemnify, defend, and hold the other party ha1mless from and against any and all claims by any other real estate broker or salesperson whom the indemnifying party authorized or employed, or acted by implication to authorize or employ, to act for the indemnifying party in connection with this Amendment.

8.        Landlord's Notice Address. Effective immediately, Landlord's notice address under the Lease is hereby amended and restated as follows: Capital Partners Industrial Fund I, LLLP, c/o Capital Partners Management, LLC, 5201 Eden Avenue, Suite 50, Edina, Minnesota 55436.

9.       Option Rights. All option rights, if any, contained in the Lease, including, without limitation, options to extend or renew the term of the Lease or to expand the Premises, are hereby deleted and are of no further force and effect.

10.     Further Assurances.   Landlord and Tenant each agree to execute any and all documents and agreements reasonably requested by the other pa1iy to further evidence or effectuate this Amendment.

11.      Successors and Assigns. This Amendment is binding upon and inures to the benefit of the patties and their successors and assigns.

12.     Reaffirmation. Except as modified herein, all other terms and conditions of the Lease remain in full force and effect, and nothing herein may be construed to relieve either Landlord or Tenant of any obligations as set forth therein.

13.      Conflicts.  In case of any conflict between any term or provision of this Amendment  and the Lease, the term or provision of this Amendment will govern.

14.      Counterparts. This Amendment may be executed in one or more counterparts, each of which is deemed an original, but all of which when taken together will constitute one agreement.

15.      PDF Signatures. In order to expedite this transaction, signatures sent by PDF via e-mail may be used in place of ink-signed original signatures on  this Amendment or any other document or agreement in this transaction, other than those to be recorded in the public records. Landlord and Tenant intend to be bound by the signatures on each PDF document, are aware that the other party will rely on the PDF signatures, and hereby waive any defenses to the enforcement of the terms of this Amendment or any related document based on the form of signature. In the event PDF signatures are used in any instance, ink-signed originals of those documents must also be promptly exchanged by the parties, but the failure to subsequently deliver those originals will not affect the enforceability of the PDF signatures.

16.     Construction. This Amendment shall be construed under the laws of the  State  of Minnesota. Whenever possible, each provision of this Amendment shall be interpreted in a manner that would render it effective and valid under  applicable  law. If any provision of this Amendment is dete1mined  to be invalid  or  unenforceable, that provision will be ineffective only to the extent of the prohibition or invalidity without invalidating or otherwise affecting the remaining provisions of this Amendment.

17.      Corporate Authority. Landlord and Tenant represent and warrant to the other that each has the power and authority to enter into this Amendment and that the person duly executing this Amendment on behalf of each party has the requisite power and authority to do so.

18.      Entire Agreement. The Lease, this Amendment, and any exhibits attached hereto, constitute the entire understanding of the parties with respect to this transaction, and supersede all prior agreements and understandings between the parties with respect to the subject matter. No representations, warranties, undertakings or promises, whether oral, implied, written, or otherwise, have been made by any party to any other party unless expressly stated in the above-referenced documents, or unless mutually agreed to in writing between the parties after the date hereat: and neither party has relied upon any verbal representations, agreements, or understandings not expressly set forth herein.

19.      Effectiveness. The parties agree that the submission of a draft or copy of this Amendment for review or signature by a party is not intended, nor will it constitute or be deemed, by either party to be an offer to enter into a legally binding agreement with respect to the subject matter hereof and may not be relied on for any legal or equitable rights or obligations. Any draft or document submitted by Landlord or its agents to Tenant will not constitute a reservation of or option or offer in favor of Tenant. The parties will be legally bound with respect to the subject matter hereof pursuant to the terms of this Amendment only if, as and when all the parties have executed and delivered this Amendment to each other. Before the complete execution and delivery of this Amendment by all parties, each party will be free to negotiate the form and terms of this Amendment in a manner acceptable to that party in its sole and absolute discretion. The parties acknowledge and agree that the execution and delivery by one party before the execution and delivery of this Amendment by the other party will be of no force and effect and will in no way prejudice the party that executed this Amendment or the party that has not executed this Amendment.

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IN AGREEMENT, the parties have executed this Amendment as of the day and year first written above.

LANDLORD:

Capital Partners Industrial Fund I, LLLP,
a Minnesota limited liability limited partnership

TENANT:

Nuwellis, Inc.,
a Delaware corporation